Exhibit 99.2

Adenza Group, Inc. and Subsidiaries

Consolidated Financial Statements
Three Month Period Ended March 31, 2023

Adenza Group, Inc. and Subsidiaries

Consolidated Financial Statements

Three Month Period Ended March 31, 2023

Adenza Group, Inc. and Subsidiaries

Adenza Group, Inc. and Subsidiaries

Consolidated Balance Sheet

(unaudited)

(USD 000)	March 31, 2023
Assets
Current Assets
Cash and cash equivalents	189,548
Restricted cash	918
Accounts receivable, net	82,704
Unbilled receivables	110,333
Prepaid expenses and other current assets	11,092
Deferred contract costs	4,041
Prepaid income taxes	4,379

Total Current Assets	403,015
Unbilled receivables, noncurrent	35,495
Goodwill	3,679,682
Intangible assets, net	1,913,117
Property and equipment, net	7,596
Due from related parties	6,846
Right-of-use assets	15,855
Deferred contract costs, noncurrent	11,910
Deferred tax assets	2,972
Restricted Cash	986
Prepaid expenses	304
Equity Investment	2,642
Other long-term assets	2,224

Total Assets	6,082,644

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Adenza Group, Inc. and Subsidiaries

Consolidated Balance Sheet

(unaudited)

(USD 000)	March 31, 2023
Liabilities and Stockholders’ Equity
Current Liabilities
Current maturities of long-term debt	20,480
Accounts payable	5,295
Income taxes payable	16,389
Accrued expenses	41,052
Deferred revenue	152,148
Lease liabilities	5,070

Total Current Liabilities	240,434
Long-term debt, less current maturities	1,955,327
Lease liabilities	16,446
Other long-term liabilities	2,571
Deferred revenue, net of current portion	5,964
Deferred tax liabilities	340,835

Total Liabilities	2,561,577

Contingencies (Note 11)
Stockholders’ Equity
Common stock	- *
Additional paid-in capital	3,711,428
Accumulated deficit	(160,546)
Accumulated other comprehensive income	(29,815)

Total Stockholders’ Equity	3,521,067

Total Liabilities and Stockholders’ Equity	6,082,644

*	Represents value less than $1,000

The accompanying notes are an integral part

of these consolidated financial statements.

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Adenza Group, Inc. and Subsidiaries

Consolidated Statement of Operations

(unaudited)

(USD 000)	Three month period ended March 31, 2023
Net Sales	125,779

Cost of sales	27,987
Amortization of Developed Technology	15,843

Gross Profit	81,949

Research and development	14,445
Selling, general, and administrative	20,099
Depreciation and amortization	25,592
Re-organization costs (Note 12)	1,316
Transaction Costs	30

Income from Operations	20,467

Other (Expense)/ Income
Interest expense	(54,286)
Interest income	579
Gain on foreign currency transactions	891
Other Income	526

Loss Before Provision for Income Taxes	(31,823)
Benefit for Income Taxes (Note 10)	5,463

Net Loss	(26,360)

The accompanying notes are an integral part

of these consolidated financial statements.

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Adenza Group, Inc. and Subsidiaries

Consolidated Statement of Comprehensive Loss

(unaudited)

(USD 000)	Three month period ended March 31, 2023
Net Loss	(26,360)
Other Comprehensive Income
Unrealized gain on foreign currency translation	4,654

Comprehensive Loss	(21,706)

The accompanying notes are an integral part

of these consolidated financial statements.

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Adenza Group, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity

(unaudited)

(USD 000)	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total
Balance, December 31, 2022	—	*	3,711,428	(134,186)	(34,469)	3,542,773

Net loss	—		—	(26,360)	—	(26,360)
Unrealized gain on currency translation	—		—	—	4,654	4,654

Balance, March 31, 2023	—	*	3,711,428	(160,546)	(29,815)	3,521,067

*	Represents value less than $1000

The accompanying notes are an integral part

of these consolidated financial statements.

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Adenza Group, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(unaudited)

(USD 000)	Three month period ended March 31, 2023
Cash Flows from Operating Activities
Net loss	(26,360)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	742
Amortization of debt issuance costs	1,974
Amortization of deferred contract costs	964
Amortization of intangible assets	40,693
Deferred income tax	(18,406)
Changes in assets decrease / (increase):
Accounts receivable	43,642
Unbilled receivables	12,928
Prepaid expenses and other current assets	71
Deferred contract costs	(2,057)
Prepaid income taxes	1,383
Other assets	(142)
Changes in liabilities increase / (decrease):
Accounts payable	(1,105)
Income taxes payable	6,887
Accrued expenses	(13,996)
Other current liabilities	(706)
Other long-term liabilities	(805)
Deferred revenue	(31,329)

Net Cash Provided by Operating Activities	14,378

Cash Flows from Investing Activities
Capitalized software development costs	(5,761)
Purchase of property and equipment	(451)

Net Cash Used in Investing Activities	(6,212)

Cash Flows from Financing Activities
Due from/to related parties	(352)
Payments of debt	(5,119)

Net Cash Used in Financing Activities	(5,471)

Effect of Exchange Rate Changes on Cash and Cash Equivalents and Restricted Cash	1,386

Net Increase in Cash and Cash Equivalents and Restricted Cash	4,081
Cash and Cash Equivalents and Restricted Cash, beginning of period	187,371

Cash and Cash Equivalents and Restricted Cash, end of period	191,452

Adenza Group, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(unaudited)

(USD 000)
Supplemental Disclosure of Cash Flow Information
Cash paid during the three month period for income taxes	4,445
Cash paid during the three month period for interest	52,852

Reconciliation of Cash and Cash Equivalents and Restricted Cash

(USD 000)	March 31, 2023
Cash and cash equivalents	189,548
Current, Restricted cash	918
Non-current, Restricted cash	986

Total Cash and Cash Equivalents and Restricted Cash	191,452

The accompanying notes are an integral part

of these consolidated financial statements.

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Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1. Nature of Operations and Principles of Consolidation

Business Activity

Adenza Group, Inc. and Subsidiaries (collectively, the Company) provide software solutions for enterprise risk management, data management, regulatory reporting, and compliance requirements of financial institutions. The Company’s software provides a comprehensive solution for all levels of regulatory and management financial reporting, and complete integration, and provides a data-warehousing platform for risk data, market data, front/middle/back-office data, reference data, and operational loss data. It enables clients to automate and streamline business operations while optimizing processes, systems, data enrichment, and transparency to enhance decision-making and reduce operational costs. This is offered on-premises or in a software-as-a-service model.

Consulting services of the Company include systems specification, design, resource scheduling, project management, and regulatory reporting and integration.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

The consolidated financial statements are presented in US dollars and all values are rounded to the nearest thousand (USD 000), except when otherwise indicated.

In the opinion of management, the accompanying unaudited Consolidated Financial Statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the Company’s financial position as of March 31, 2023 and for the three months then ended. The results for interim periods are not necessarily indicative of the results that may be expected for a full fiscal year or for any other future period.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates, judgments, and assumptions in these consolidated financial statements include those related to the valuation of goodwill and intangible assets, useful lives of assets for calculating depreciation and amortization, valuation of long-lived assets, allowances for doubtful accounts, valuation of deferred tax assets, provisions for uncertain tax positions, assumptions used for the valuation of stock-based compensation, and in the allocation of a transaction price to distinct performance obligations in connection with revenue recognition.

Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:

Level 1 - Valuations are based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations are based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations are based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

At March 31, 2023, the fair value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, unbilled receivable, accounts payable, and accrued expenses, approximated book value due to the short maturity of these instruments. The carrying amount of restricted cash approximates fair value because, as the restrictions expire, the carrying value represents the amount that the Company will receive. Liabilities are shown net of any discounts.

At March 31, 2023, the Company does not have assets or liabilities required to be measured at fair value in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are related to funds deposited into money market funds and other short-term certificates of deposit.

Restricted Cash

Amounts included in restricted cash as of March 31, 2023 pertain to certain customer and lease deposits.

Accounts Receivable

Accounts receivable consists of trade receivables recorded at the original invoice amount less an estimate made for uncollectible accounts. The Company analyzes the collectability of trade accounts receivable by considering historical bad debts, client creditworthiness, current economic trends, changes in client payment terms, and collection trends when evaluating the adequacy of the allowance for doubtful accounts. Any change in the assumptions used in analyzing a specific account receivable may result in an allowance for doubtful accounts being recognized in the period in which the change occurs. Trade receivables are net of allowances for doubtful accounts of $1.1 million as of March 31, 2023. In certain instances, in accordance with ASC 606, the Company will not recognize revenue when there is uncertainty as to the collectability of amounts due under the contract. Such occurrences have been infrequent and immaterial to the consolidated financial statements.

Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Property and Equipment

Property and equipment are stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets. Furniture and fixtures, computer equipment, and leasehold improvements are depreciated over the shorter of the remaining term of the related lease or the estimated economic useful life of the improvement.

Foreign Currency Translation

For all foreign operations, the functional currency is their respective local currency. Transactions in foreign currencies are translated into the respective functional currencies using the exchange rates prevailing at the dates of the transactions. Foreign exchange differences arising from the settlement of such transactions and from the translation at the reporting date of monetary assets and liabilities denominated in foreign currencies are recognized in Consolidated statement of operations.

Assets and liabilities of these operations are translated into U.S. dollars using the exchange rates in effect at the consolidated balance sheet date. Consolidated statement of operations accounts are translated at the average rate of exchange prevailing during the three month period ended March 31, 2023. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive loss.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of intangibles, property and equipment. The Company evaluates these long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. No impairment loss was recorded for the three month period ended March 31, 2023.

Equity Investment

Associates are those entities over which the Company has significant influence (defined as the ability to participate in the financial and operating decisions of the investee but not control over those policies) but are not subsidiaries. The results of associates are incorporated in these consolidated financial statements using the equity method of accounting, under which investments in associates are carried in the consolidated Balance sheet at cost as adjusted for post-acquisition changes in the Company’s share of net assets of the associate less any impairment in the value of individual investments.

Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In connection with the Company’s acquisition of Calypso Group Lux S.C.A in March of 2021, an investment in Sernova Financials Limited (“Sernova”) was acquired at a value of $2.4 million for 19.5% of outstanding share capital. For the three month period ended March 31, 2023, the Company recorded its share of Sernova’s profit amounting to $0.1 million in Other (Expense)/ Income in the consolidated Statement of Operations.

There is also a Subscription agreement between Adenza Inc. (previously known as Calypso Technology Inc.) and Sernova wherein Adenza Inc. provides cloud-hosted software to Sernova, which Sernova uses for the sole purpose of providing a fully managed service to its end clients. Sernova pays subscription fees to Adenza Inc. for using the cloud-hosted software and such subscription fees are a percentage of the fee charged by Sernova to its end clients.

The subscription fee percentage is 50% of Sernova’s revenue from its customers up to $6.0 million annually and then it reduces by 5% for each incremental million-dollar annual revenue up to 35% for revenue above $8.0 million. For the three month period ended March 31, 2023, the Company recorded subscription revenue of $1.4 million. The Company had receivables outstanding of $1.0 million as of March 31, 2023.

Accumulated Other Comprehensive Income

FASB ASC Topic 220, Reporting Comprehensive Income, establishes rules for the reporting of comprehensive income and its components. Comprehensive income is defined as all changes in equity from non-owner sources. For the Company, comprehensive loss consists of net loss and changes in the cumulative foreign currency translation adjustments.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, Stock-Compensation. Under the fair value recognition provisions of this accounting guidance, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period.

As stock-based compensation expense recognized in the Company’s consolidated statement of operations is based on awards ultimately expected to vest, the amount of expense has been reduced for forfeitures as they occur, as permitted under FASB ASC Topic 718.

Incentive plan

Adenza Parent, L.P. (“Adenza Parent”), the ultimate holding company, implemented a management incentive plan in which it issues Class B Units of Adenza Parent (“Class B PIUs”) or Class B equity appreciation rights (the “Class B EARs” and collectively with the Class B PIUs, the “Awards”) to the Company’s employees for the performance of services. In 2022 and 2021, Adenza Parent allocated the awards to certain employees (“the Participants”).

Since the value of these awards were estimated to be insignificant at the time of the grant, there is no stock based compensation recognized within the Company’s consolidated statement of operations. The fair value was arrived using a discounted cash flow analysis and the market implications of the Merger transaction.

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Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Developed Technology

The Company’s Developed technology includes the costs of internally developed software technology and software technology purchased through acquisition. In accordance with FASB ASC Topic 985, Software, the Company capitalizes costs incurred to develop software once technological feasibility has been reached which for the Company is defined as the earlier of when a detailed program plan is established, or a working model is created. Capitalized costs include costs to design the software configuration and interfaces, coding, installation, and testing, as well as development costs related to software enhancements that add functionality.

During the three month period ended March 31, 2023, the Company capitalized such costs of $5.8 million. These capitalized costs are amortized over the software’s expected useful life, which is generally five years. Amortization expense related to the Developed technology for the three month period ended March 31, 2023 amounted to $15.8 million.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between financial statements carrying amounts of assets and liabilities and their respective tax basis. Deferred taxes are calculated using currently enacted income tax rates for the year in which they are recognized. The effect of a change in income tax rates on deferred tax asset and liability balances is recognized in income in the period that includes the enactment of such rate change. A valuation allowance, if necessary, is recorded against deferred tax assets if utilization is not likely.

Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. Should tax laws change, the Company’s tax expense and cash flows could be materially impacted.

401(k) Retirement Plan

Two subsidiaries of the Company in the United States maintain a qualified 401(k) plan for its eligible employees, who may elect to contribute voluntarily through payroll deductions, subject to certain statutory limitations as mentioned in the table below. One of the subsidiaries has elected to provide for a matching contribution while the other subsidiary has elected to not provide for a matching contribution. The Company contributed $0.3 million towards employer contributions for the three month period ended March 31, 2023.

		(USD 000)
Year	Basic Contribution Limit	Catch-Up Contribution (50 or older)
2023	22.5	7.5

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Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Revenue Recognition

The Company derives substantially all of its revenues from selling licenses and maintenance for a fixed fee, and from providing consulting services. The Company’s agreements for licenses and maintenance generally have annual or multi-year terms. The Company typically invoices customers annually at the beginning of each annual contract period but may also invoice customers on a quarterly or monthly basis. Payments are generally due and payable upon receipt of invoice by the Company’s customers or within 30 days of the stated billing date.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:

•	Identify the contract with a customer.

•	Identify the performance obligations in the contract.

•	Determine the transaction price.

•	Allocate the transaction price to performance obligations in the contract.

•	Recognize revenue as the performance obligation is satisfied.

The Company’s contracts may include one or any combination of the following products and services.

License and Solutions Reporting Templates

Licenses for on-premise software provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase perpetual licenses or subscribe to time-based licenses, which provide customers with the same functionality and differ mainly in the duration over which the customer benefits from the software. Revenue from distinct on-premise or time-based licenses is recognized upfront at the point in time when the software is made available to the customer as this is the point the user of the software can direct the use of and obtain substantially all of the remaining benefits from the software license.

Solutions Reporting Templates provide customers with one or more “Software Components” of the Company’s Regulatory Solutions software that are being licensed by a customer. Solutions Reporting Template contracts include two performance obligations: a term license to the on-premise software, and associated maintenance to provide technical support, bug fixes, and unspecified updates on a stand-ready basis.

When contracted with customers for on-premise use, license and solution revenue is recognized at a point in time when control is passed to the customer upon receipt of the license and solution. License maintenance and solution maintenance revenue is recognized over the contract term.

Cloud Services

The Company offers cloud services arrangements whereby the software is hosted and managed for certain customers. When contracted simultaneously with the Company’s software, there is a single performance obligation of the Company to maintain the use of the software. Revenue is recognized for such arrangements ratably over the duration of the contact.

Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Consulting Services

Consulting is comprised of two types of services, implementation, and training. Implementation consists of services to implement the Company’s software for the client, including software installation, environment set-up, configuration of data sources, and models for uploading into the software, systems testing, and user testing. The Company offers training sessions for client users. Consulting services are typically billed on a time and expense basis. These are provided based on hourly or daily rates and revenue is recognized based on actual hours incurred. The Company also offers fixed price contract agreements and revenue is recognized using the input method to measure progress towards complete satisfaction of the services, because the customer simultaneously receives and consumes the benefits provided by the Company. In contracts with multiple performance obligations, we account for individual performance obligations separately if they are distinct. The input method is based upon hours consumed relevant to the total project.

For certain Regulatory Solutions, the Company allocates the transaction price to each performance obligation based on our relative standalone selling price out of total consideration of the contract. Standalone selling price is determined utilizing observable prices to the extent available based on a grouping of recent contracts with similar performance obligations. If the standalone selling price for a performance obligation is not directly observable, we use an estimate based on observable inputs.

For certain Capital Market Solutions, the Company determines standalone selling prices for professional services and software maintenance services for perpetual licenses using observable pricing as these are sold separately to its customers. As pricing for perpetual and time-based licenses is highly variable, the Company applies the residual approach when determining the standalone selling price of the perpetual license and time-based license and maintenance services bundle and does so by deducting the sum of the observable standalone selling prices of the other performance obligations in the contract from the transaction price.

Disaggregated Revenue Information

The following table provides the timing of revenue recognition of disaggregated revenue for the three-month period ended March 31, 2023:

(USD 000)	Three month period ended March 31, 2023
Over time	105,873
Point in time	19,905

Total	125,779

Deferred Contract Costs

The Company capitalizes commission expenses paid to internal sales personnel that are incremental to obtaining customer contracts. Costs related to the initial signing of contracts are amortized over the average customer life, which has been estimated to be five years. The Company determined the period of benefit by taking into consideration the length of terms in its customer contracts, including renewals and extensions, the average customer life, and the expected useful life of the Company’s technology. Amounts expected to be recognized within one year of the balance sheet date are recorded as deferred contract costs, and the remaining portion is recorded as deferred contract costs, non-current in the consolidated balance sheets.

Amortization expense is included in selling, general, and administrative expense in the consolidated statement of operations.

Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following table represents a roll forward of the Company’s deferred contract costs:

(USD 000)
Balance, December 31, 2022	14,812

Additions to deferred contract costs	2,103
Amortization of deferred contract costs	(964)

Balance, March 31, 2023	15,951

Contract Assets (Unbilled Receivables) and Contract Liabilities (Deferred Revenue)

The Company records unbilled accounts receivable related to revenue recognized in excess of amounts invoiced as the Company has an unconditional right to invoice and receive payment in the future related to those fulfilled obligations. The Company records contract assets as amounts related to the contractual right to consideration for both completed and partially completed performance obligations that may not have been invoiced. The Contract asset balance was $145.8 million as of March 31, 2023, of which $110.3 million is included in current assets and the remaining balance is presented within long term assets.

The Company records contract liabilities to deferred revenue when the Company receives customer payments in advance of the performance obligations being satisfied on the Company’s contracts.

The following table represents a rollforward of the Company’s contract liabilities (deferred revenue):

(USD 000)
Balance, December 31, 2022	189,221

Additions to deferred revenue	87,750
Reduction of deferred revenue	(118,859)

Balance, March 31, 2023	158,112

Deferred revenue that will be recognized during the succeeding 12-month period is recorded as current deferred revenue and the remaining portion is recorded as deferred revenue, net of current portion on the accompanying balance sheets.

Leases

The Company assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company applies a single recognition and measurement approach for all leases, except for short-term and low-value leases. The Company recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

Right-of-use assets

The Company recognizes right-of-use assets at the commencement date of the lease. Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Amortization of the right-of-use asset is calculated as the difference between the predetermined straight-line rent expense and the imputed interest on the lease liability.

Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Lease liabilities

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the payments of penalties for terminating the lease, if the lease term reflects the Company exercising the option to terminate.

Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made.

Short-term leases and leases of low-value assets

The Company applies the short-term lease recognition exemption to its short-term leases of Properties i.e., those leases that have a term of 12 months or less from the commencement date and do not contain a purchase option. The Company also applies the lease of low-value assets recognition exemption to leases that are low in value. Both of the above type of lease payments are recognized as expenses on a straight-line basis over the lease term.

Goodwill

Goodwill represents the excess of the purchase price over the estimated fair value of the net tangible and identifiable intangible assets acquired in business combinations. The Company’s annual impairment assessment is performed at the end of each fiscal year or performed at other times if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. ASC 350, Intangibles – Goodwill and Other state that if an indicator of impairment exists then an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. ASC 350 also states that a reporting unit with a $0 or negative carrying amount is not required to perform a qualitative assessment.

The Company analyzed its operational structure for the purpose of identifying reporting units in accordance with ASC 350 and determined that the Company’s operations comprise a single reporting unit. There were no indicators of impairment during the three month period ended March 31, 2023. The carrying value of Goodwill as at March 31, 2023 was $3,679.7 million.

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Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Intangible Assets

Definite-lived intangible assets are amortized over their respective estimated useful lives to their estimated residual values, in a pattern that reflects when the economic benefits will be consumed and are reviewed for impairment under the provisions of ASC 360-10-35, Property, Plant and Equipment/Overall/Subsequent Measurement. The Company reviews intangible assets subject to amortization for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized in an amount by which the carrying amount of the asset exceeds its fair value.

No impairment loss was recognized for intangible assets with definite lives during the three month period ended March 31, 2023.

Intangible assets are amortized on a straight-line basis over their useful finite economic lives, as noted below, and are assessed for impairment whenever there is an indication that the intangible asset may be impaired. The assessed useful life of customer relationships requires a high degree of management judgment and estimation. Such estimates are, in part, predicated upon assumed attrition and growth rates applicable to existing customers at the time of acquisition. If actual results deviate from these assumptions, it could result in an impairment or change in the estimated useful life that could have a material impact on future operating results.

March 31,	Useful lives	(USD 000) 2023
Trademark	8-10 years	130,933
Developed technology	5-7 years	397,507
Customer relationships	18-21 years	1,678,626
Purchased software	1.5-5 years	4,676

		2,211,742
Less: accumulated amortization		(298,625)

		1,913,117

Amortization of Intangible assets for the three month period ended March 31, 2023 is $40.7 million. The expected amortization expense for each of the fiscal years 2023 through 2027 and for periods thereafter is as follows:

Year ending December 31,	(USD 000)
2023 – From April 1 to December 31	123,415
2024	164,328
2025	164,068
2026	163,785
2027	140,386
Thereafter	1,157,135

Total Intangible Assets, Net	1,913,117

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Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

3.	Concentration of Risks Related to Credit, Foreign Operations, and Foreign Currencies

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents, deposits with banks and financial institutions including restricted balances as well as exposure to customers including accounts receivables and unbilled receivable. The Company maintains cash balances in several U.S. financial institutions, which are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $250,000 per institution. Beyond the United States of America, the Company has cash balances covered by comparable insurance based on local regulations. From time to time, the Company’s balances may exceed these limits however balances are held with financial institutions with high credit standing.

The Company performs ongoing evaluations of its customers’ financial condition and maintains an allowance for uncollectible accounts receivable based upon the expected collectability of all accounts receivable, using the provision matrix and the specific identification method. The Company does not require collateral from its customers. The Company is not able to predict changes in the financial stability of its customers. In cases when a delinquency in payments occurs, the Company may withhold services delivery under current implementation, discontinue support or limit the right to use its software.

As of March 31, 2023, there is no geographical concentration of credit risk as the Company’s customer base is internationally dispersed and no individual customer represents more than 10% of the Company’s outstanding trade and other unbilled receivables balances or more than 10% of the Company’s revenue in any of the periods presented.

At March 31, 2023, geographic concentrations of net assets by countries outside the United States were as follows:

(USD 000) March 31,	2023
United Kingdom	41,025
Netherlands	207,097
Singapore	15,381

263,503

The Company is also subject to foreign currency risks that arise from normal business operations. These risks include the translation of local currency balances of the foreign affiliates and intercompany loans, as well as transactions denominated in foreign currencies.

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Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

4.	Property and Equipment, Net

Property and equipment, net is summarized as follows:

March 31,	(USD 000) 2023
Furniture and fixtures	123
Computer equipment	5,937
Leasehold improvements	5,621

11,681
Accumulated depreciation and impairment	(4,085)

7,596

Depreciation and amortization expense related to property and equipment for the three month period ended March 31, 2023 amounted to $0.7 million.

5.	Due from Related Parties

The due from related parties consists of receivable from Adenza Holdings, Inc., an intermediate Parent entity, for repurchases of its share capital funded by the Adenza Group, Inc. on its behalf amounting to $6.8 million as of March 31, 2023. The receivable is unsecured and bears no interest, as it is payable on demand.

6.	Leases

The Company has lease contracts for its office premises which are operating in nature as per ASC 842. Leases of property generally have lease terms between 12 months to 10 years depending upon the importance of a particular location and other factors such as the number of customers and employees in that country. The Company’s obligations under its leases are secured by the lessor’s title to the leased assets.

The Company applies the ‘short-term lease’ and ‘lease of low-value assets’ recognition exemptions for these leases. Set out below are the carrying amounts of right-of-use assets recognized for operating leases and the movements during the years then ended:

(USD 000)	2023
As at January 1,	17,037
Amortization	(1,182)

As of March 31,	15,855

Set out below are the carrying amounts of operating lease liabilities (included under interest-bearing loans and borrowings) and the movements during the three month period:

(USD 000)
2023
As at January 1,	22,831
Accretion of interest	417
Payment of lease liabilities	(1,732)

As of March 31,	21,516

Less: current portion	5,070

Total non-current lease liabilities	16,446

Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following table presents a maturity analysis of expected undiscounted cash flows for operating leases on an annual basis for the next five years and thereafter:

Year ending December 31,	(USD 000)
2023 – April 1 to December 31	4,733
2024	6,449
2025	4,684
2026	3,828
2027	2,752
Thereafter	2,778

Total Operating lease payments	25,224

Imputed Interest	(3,708)

Total	21,516

The following table presents the weighted-average lease term and discount rate for operating leases:

(USD 000)
March 31,	2023
Weighted-average remaining lease term	4.41 years
Weighted-average discount rate	7.45%

Amortization and interest expense on the Capitalized Operating leases for the three month period ended March 31, 2023 amounted to $1.6 million.

The Company has non-cancellable minimum operating lease commitments for short-term leases and low-value assets as of March 31, 2023 totaling $0.2 million.

Sublease

During 2022, the Company sub-leased office space where the Company is the tenant to several surplus non-cancellable leases. Total sublease income for the three month period ended March 31, 2023 was $0.4 million. Total estimated aggregate sublease income to be received over the term of the sub-lease arrangement from April 1, 2023 and ending August 31, 2029 amounts to $6.6 million.

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Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

7.	Long-Term Debt and Line-of-Credit

In 2020, the Company entered into a term loan agreement with the principal amount of $500.0 million (the “Term loan”). The loan matures on December 3, 2027 and requires quarterly principal payments of $1.3 million and interest payments of 7.50% on the outstanding principal amount. In connection with the term loan agreement, the Company incurred $14.3 million of debt issuance costs.

In 2021, the Company increased its existing term loan agreement by $1,650.0 million including $100.0 million of Delayed Draw Term Loan (DDTL) with the same maturity date of December 3, 2027. As of March 31, 2023, the Company had drawn $1,550.0 million towards term loan and DDTL was not drawn. The quarterly principal payments were revised to $5.1 million and interest rate was reduced by 50bps to 7.00% on the outstanding principal amount. The interest rate applicable is made up of two components which are LIBOR with a floor of 1% and a credit spread of 6%. During the three month period ended March 31, 2023, the Company paid off principal to the extent of $5.1 million and credit spread was 5.75% based upon the Company’s leverage ratio.

Until such time that the DDTL is utilized, a commitment fee of 1.00% is payable on the committed amount of $100.0 million. As of March 31, 2023, the Company has no outstanding borrowings against the DDTL.

During 2021, the Company incurred $33.8 million of debt issuance costs for increase in limits which are recognized as deferred financing costs offsetting the debt balance and amortized as interest expense through the maturity date.

Principal payments required to be made under the terms of the term loan agreement are as follows:

Year ending December 31	(USD 000)
2023 – From April 1 to December 31	15,356
2024	20,475
2025	20,475
2026	20,475
2027	20,475
Thereafter	1,914,413

2,011,669

The loan balance reported in the consolidated balance sheet is presented net of the unamortized balance of debt issuance costs of $35.9 million as of March 31, 2023. Amortization of these costs is calculated by the straight-line method, which approximates the effective interest method, and reported as interest expense in the accompanying statement of operations. The interest expense representing amortization of loan issuance costs for the three month period ended March 31, 2023 was $2.0 million.

The Company also maintains a $150.0 million revolving credit facility (RCF) which matures on December 3, 2025. Interest on amounts borrowed are payable at the same rate as applicable to the Term loan and, until the facility is utilized, there is a commitment fee of 0.50% is payable on the total amount of the facility. As of March 31, 2023, the Company has no outstanding borrowings against the facility.

The term loan and credit facilities are subject to certain financial and affirmative covenants. As of March 31, 2023, the Company was in compliance with all required covenants. The term loan and credit facilities are secured by the assets of the Company.

Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

8.	Capital Structure

Capital Stock

As of March 31, 2023, the Company’s capital structure is summarized as follows:

Common Stock	2023
Authorized	1,000
Issued	1,000
Outstanding	1,000
Par	$0.010

Common Stock

Dividend rights

The Company’s common shares do not contain any dividend rights.

Voting Rights

The Company’s common shares do not contain any voting rights.

Redemption Rights

The common shares are not redeemable.

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Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

9.	Management incentive plan

Adenza Parent L.P., the ultimate Parent, implemented the Amended and Restated Adenza Parent, L.P. Incentive Equity Plan and the Adenza Parent, L.P. Equity Appreciation Rights Plan (collectively, the “Plan”) pursuant to which Adenza Parent issues awards of incentive equity to employees of the Company and its direct and indirect subsidiaries. Pursuant to the Plan, incentive equity may be issued in the form of Class B Units of Adenza Parent (“Class B PIUs”) or Class B equity appreciation rights (“Class B EARs” and collectively with the Class B PIUs, the “Awards”). Adenza Parent issued Class B PIUs and Class B EARs to certain employees and directors of Adenza Parent (“the Participants”) for no cash consideration in March and April 2021 and again in December 2021, May 2022 and January 2023. Since the value of these awards was immaterial at the time of the grant, there is no compensation expense recognized during the three month period ended March 31, 2023. The estimated valuation of the awards was determined as an average of various valuation methods such as discounted cash flow analysis, comparable public company analysis and comparable acquisition analysis.

A summary of activity is as follows:

	Class B EARs	Class B PIUs	Total
December 31, 2022	1,783,311	7,579,689	9,363,000

Granted	392,211	381,117	773,328
Cancelations	(15,662)	(12,679)	(28,341)

March 31, 2023	2,159,860	7,948,127	10,107,987

Class B PIUs are equity in Adenza Parent. Subject to a participation threshold, if any, each holder of Class B PIUs is entitled to its pro rata share of proceeds from a Change in Control of Adenza Parent after satisfaction of all liabilities and payment to the holders of Class A Units of the Class A Unreturned Capital and Class A Unpaid Yield, each as defined in the Second Amended and Restated Limited Partnership Agreement of Adenza Parent.

The Class B EARs have a financial right to consideration upon a Change in Control. The Class B EARs are not actual equity interests in the Adenza Parent or any entity but represent a hypothetical unit of measurement maintained by the Adenza Parent in a bookkeeping account for the Participant’s benefit, entitling the Participant to a cash payment subject to the terms and conditions of the Plan and assuming for these purposes that each Class B EAR is economically equivalent to one Class B PIU.

The Awards are subject to certain restrictions, including vesting restrictions, transferability restrictions, repurchase rights, and rights of first refusal. Some or all of the Awards may be subject to cancellation or repurchase upon the Participant’s termination of employment with the Company.

Awards granted in March and April 2021 were subject to two types of vesting:

1.

Type I – time-based vesting – 25% of the Awards would vest on the first anniversary of the acquisition of AxiomSL by Thoma Bravo (i.e., December 3, 2021), and the remaining 75% of the Type I Awards will vest in equal amounts monthly over the next thirty-six (36) months.

2.

Type II – performance-based vesting—These Awards will vest depending upon Adenza meeting the EBITDA-based targets set by the Board for the relevant years 2021-2024. If the EBITDA-based target for a period is met, then 25% of the Type II Awards will vest as of December 31 of the relevant year.

Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Holders of Awards issued in March and April 2021 were offered the option to switch to the following vesting terms, which applied to all Awards issued in December 2021 and thereafter, except for those under the Sales Vesting Plan described below. Some holders opted to switch to the terms of the awards issued in December 2021 however the value of both the awards is insignificant resulting in no impact on consolidated statement of operations.

Vesting can be divided into 3 types that are as follows:

1.

Type I—time-based vesting—25% of Type I Awards will vest on the first anniversary of the vesting start date (for the Awards issued in December 2021, the vesting start date was the date of the acquisition of Calypso by Thoma Bravo (i.e., July 22, 2022)), and the remaining 75% of the Type I Awards will vest in equal amounts daily over the next thirty-six (36) months.

2.

Type II—performance-based vesting—These Awards will vest depending upon Adenza meeting the EBITDA-based targets set by the Board for the relevant years 2022-2025 (or 2023-2026, for awards issued in May 2022 or January 2023). If the EBITDA-based target for a period is met, then 25% of the Type II Awards will vest as of December 31 of the relevant year.

3.	Type Ill—will vest upon a change of control.

Participants may have the right to acceleration upon a Change in Control, as set forth in the applicable Grant Agreement. Upon termination of employment, unvested Awards are cancelled. Vested awards may be subject to cancelation or repurchase, depending on the terms of the applicable Grant Agreement and the circumstances of the Participant’s termination.

In May 2022, the Ultimate Parent issued Awards to Participants who are Sales Executives of the Company and its direct and indirect subsidiaries (the “Sales Vesting Plan”). Each Award is divided into three equal annual tranches. Vesting is determined based on each Participant’s sales quota as set forth in the Participant’s Sales Compensation Plan, and is determined as follows:

1.	0% to 65% Quota Achievement: No vesting of the annual tranche. All amounts in the annual tranche are forfeited.

2.	65% to 80% Quota Achievement: No vesting of the annual tranche, however 40% of the annual tranche carries over to the next year.

3.

80% to 100% Quota Achievement: Minimum 40% vesting of the annual tranche. The remaining 60% vests based on proportionate achievement between 80% and 100%. Unvested amounts carryover to the following year.

Quota overachievement entitles the Participant to additional vesting from the subsequent year’s tranche. Amounts carried-over from a prior year tranche are available for the next year only.

Awards granted under the Sales Vesting Plan are subject to the same restrictions and other terms and conditions as the other vesting plans.

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Adenza Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

10.	Income Taxes

The Company determines the tax provision for interim periods using an estimate of its annual effective tax rate. Each quarter, the Company updates its estimate of annual effective tax rate, and if its estimated tax rate changes, the Company makes a cumulative adjustment.

The Company recorded income tax benefit of $5.5 million for the three month period ended March 31, 2023. The Company’s effective tax rate is 17.2% and differs from the statutory tax rate primarily due to state taxes, non-deductible expenses and losses, foreign rate differential, Global Intangible Low-Taxed Income (GILTI) inclusion, and credits and incentives.

11.	Contingencies

The Company, from time to time, may be involved in various claims and lawsuits, both for and against the Company, arising in the normal course of business. Management believes that any financial responsibility that may be incurred in settlement of such claims and lawsuits would not be material to the Company’s financial position, operations, and cash flows.

12.	Re-organization costs

Re-organization costs are summarized below:

(USD 000)	Three month period ended March 31, 2023
One time projects—Internal entities reorganization post-merger and other realignment projects	716
Systems—Implementation and consolidation of internal systems	600

1,316

13.	Subsequent Events

The Company evaluated events occurred after March 31, 2023 through June 19, 2023, the date when the consolidated financial statements were available to be issued, and there are no subsequent events that met recognition or disclosure criteria, other than as disclosed below:

On 10 June 2023, Adenza Parent, L.P. entered into a definitive Agreement and Plan of Merger to sell the entire share capital of Adenza Holdings, Inc, its immediate subsidiary holding the rest of the Group, to Nasdaq, Inc. a technology company serving the global financial system. Completion is subject to various regulatory and anti-trust reviews and approvals.

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